EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077



                                November 3, 2000




Lightning Rod Software, Inc.
7301 Ohms Lane, Suite 600
Edina, Minnesota  55439

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

         We are acting as corporate counsel to Lightning Rod Software, Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 1,048,971 shares (the "Shares") of Common Stock issuable pursuant to (i) the Company's 2000 Stock Option Plan (the "Plan"), (ii) Nonqualified Stock Option Agreements dated April 30, 2000 (the "Agreements") and
(iii) outstanding stock options assumed by the Company in connection with its acquisition by merger of ATIO Corporation USA, Inc. (the "Merger").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Certificate of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors of the Company pertaining to the Plan, Agreements and Merger.

         4. The Plan, Agreements and Amended and Restated Agreement and Plan of Merger, as amended, pertaining to the Merger .

         5.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Shares are validly authorized by the Company's Certificate of Incorporation, as amended.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     FREDRIKSON & BYRON, P.A.



                                     By       /s/ David C. Grorud